Exhibit 99.1

NAPCO Security Technologies, Inc. Reports Fiscal Q1 Results

Fiscal Q1 2026 Highlights

●	Record Q1 Net revenues of $49.2 million, a 11.7% YoY increase
●	Equipment revenue increased 12.3% YoY to $25.7 million
●	Recurring service revenue (“RSR”) increased 11.1% YoY to $23.4 million with a 90% gross margin
●	RSR had a prospective annual run rate of approximately $95 million based on October 2025 recurring service revenues.
●	Gross profit margin for Q1 2026 of 56.6% vs 55.9% in prior fiscal year quarter
●	Diluted EPS increased YoY to $0.34 vs $0.30
●	The Board declared a quarterly dividend of $0.14 per share, payable on January 2, 2026 to shareholders of record on December 12, 2025.

AMITYVILLE, N.Y., November 3, 2025 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the leading manufacturers and designers of high-tech electronic security equipment, wireless communication devices for intrusion and fire alarm systems and the related recurring service revenues as well as a provider of school safety solutions, today announced financial results for its first quarter of fiscal 2026.

	Three months ended September 30,
	(dollars in thousands)
			% Increase/
Financial Highlights (1)	2025	2024	(decrease)
Net Revenue	$49,168	$44,003	11.7%
Gross Profit	$27,846	$24,616	13.1%
Gross Profit Margin	56.6%	55.9%
Net Income	$12,165	$11,185	8.8%
Net Income as a % of Sales	24.7%	25.4%
Diluted EPS	$0.34	$0.30	13.3%
Adjusted EBITDA(2)	$14,942	$12,335	21.1%
Adjusted EBITDA(2) as a % of Sales	30.4%	28.0%
Adjusted EBITDA(2) Per Share	$0.42	$0.33	27.3%
Cash Flows from Operating Activities	11,637	12,025	(3.2)%

1. In millions except percentages and per share data or as otherwise noted.

2. Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial     measure are presented in the schedules accompanying this press release.

Richard Soloway, Chairman and CEO, commented, “With the completion of the first quarter of Fiscal 2026, we experienced year over year double digit growth in both our equipment and service revenue. Strong demand for our door-locking products has driven the growth in our equipment revenue and improved equipment gross margins, and our RSR continues to see growth quarter over quarter with sustained gross margins of over 90%. RSR represents 48% of total revenue in Q1, and our RSR has a prospective run rate of approximately $95 million based on our October 2025 recurring service revenue. As a result of our revenue growth, net income increased 8.8% year over year to a Q1 record of $12.2 million and our adjusted EBITDA margin was 30.4% as compared to 28.0% in Q1 of Fiscal 2025.

We remain focused on expanding RSR solutions across all our platforms, including wireless fire and intrusion alarms, enterprise access control systems, and architectural locking products, including our MVP Access platform which is gaining traction in the marketplace as we support and educate our dealers on the benefits of adopting this new solution.

Mr. Soloway concluded, “Our fiscal 2026 Q1 results are a positive start to the new year, and we remain confident that our net income, Adjusted EBITDA* and cash flow, will continue to be grow throughout the balance of the year.

As such we are pleased to continue our dividend program and will be paying the next quarterly dividend of $0.14 per share on January  2, 2026 to shareholders of record on December 12, 2025.

We continue to strive to accomplish our goal of continued financial strength, product innovation, technical superiority and strong profitability, for fiscal 2026 and beyond”.

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, November 3, 2025, and in order to participate please go to the Investor Relations section of the Company website at https://investor.napcosecurity.com/events-presentations or choose https://app.webinar.net/R49gWwbG2e1. Alternatively, interested parties may participate in the call by dialing (US) 1-800-836-8184 or 1-646-357-8785.  A replay of the webcast will be available on the Investor Relations section of the Company’s website.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc., is one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a provider of school safety solutions, The Company consists of four Divisions: NAPCO, plus three wholly owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the impact of COVID-19 pandemic; supply chain challenges and developments; the growth of recurring service revenues and annual run rate; the strength of our balance sheet; our expectations regarding future results; the introduction of new access control and locking products; the opportunities for school security products; business trends , including the replacement of 3G radios, and our ability to execute our business strategies. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those risk factors set forth in the Company's filings with the Securities and Exchange Commission, such as our annual report on Form 10-K and quarterly reports on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

*Non-GAAP Financial Measures

Certain non-GAAP measures are included in this press release, including non-GAAP operating income, Adjusted EBITDA and Adjusted EBITDA per share (diluted). We define Adjusted EBITDA as GAAP net income plus income tax expense, net interest expense, non-cash stock-based expense, non-recurring legal expense, other non-recurring income and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as Adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures set forth above.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2025	June 30, 2025

	(in thousands, except share data)
Assets
Current Assets
Cash and cash equivalents	$95,400	$83,081
Marketable securities	10,358	16,095
Accounts receivable, net of allowance for credit losses of $24 and $25 as of September 30, 2025 and June 30, 2025, respectively	30,670	30,108
Inventories	31,286	29,962
Income tax receivable	1,980	—
Prepaid expenses and other current assets	3,503	3,198
Total Current Assets	173,197	162,444
Inventories - non-current	10,520	11,313
Property, plant and equipment, net	8,928	9,233
Intangible assets, net	3,213	3,287
Deferred income taxes	4,795	6,476
Operating lease - Right-of-use asset	5,116	5,188
Other assets	198	200
Total Assets	$205,967	$198,141

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$5,900	$5,742
Accrued expenses	8,781	8,712
Accrued salaries and wages	4,853	4,398
Dividends payable	4,992	4,992
Accrued income taxes	—	213
Total Current Liabilities	24,526	24,057
Accrued income taxes	33	143
Operating lease liability	5,295	5,335
Total Liabilities	29,854	29,535
Commitments and Contingencies (Note 13)
Stockholders' Equity
Common Stock, par value $0.01 per share; 100,000,000 shares authorized as of September 30, 2025 and June 30, 2025; 39,778,938 and 39,771,035 shares issued; and 35,664,324 and 35,656,421 shares outstanding, respectively.	398	398
Additional paid-in capital	25,589	25,280
Retained earnings	206,256	199,083
Treasury Stock, at cost, 4,114,614 shares as of both September 30, 2025 and June 30, 2025	(56,315)	(56,315)
Accumulated other comprehensive income	185	160
Total Stockholders' Equity	176,113	168,606
Total Liabilities and Stockholders' Equity	$205,967	$198,141

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months ended September 30,
	2025	2024

	(in thousands, except for share and per share data)
Revenue:
Equipment revenue	$25,739	$22,917
Service revenue	23,429	21,086
Total revenue	49,168	44,003
Cost of Revenue:
Cost of equipment revenue	19,046	17,510
Cost of service revenue	2,276	1,877
Total cost of revenue	21,322	19,387

Gross Profit	27,846	24,616

Operating Expenses:
Research and development	3,240	3,057
Selling, general, and administrative	10,963	9,703
Total Operating Expenses	14,203	12,760

Operating Income	13,643	11,856

Other Income:
Interest income, net	854	940
Other income, net	138	204
Income before Provision for Income Taxes	14,635	13,000
Provision for Income Taxes	2,470	1,815
Net Income	$12,165	$11,185

Income Per Share:
Basic	$0.34	$0.30
Diluted	$0.34	$0.30

Weighted Average Number of Shares Outstanding:
Basic	35,658,000	36,865,000
Diluted	35,865,000	37,180,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months ended September 30,
	2025	2024

	(in thousands)
Cash Flows from Operating Activities
Net income	$12,165	$11,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	570	549
Change in accrued interest on other investments	—	(193)
Unrealized gain on marketable securities	—	(157)
Realized gain on sales of marketable securities	(92)	—
Recovery of credit losses	(1)	(9)
Change to inventory reserve	(354)	(235)
Deferred income taxes	1,681	(749)
Stock-based compensation expense	309	371
Changes in operating assets and liabilities:
Accounts receivable	(561)	3,671
Inventories	(177)	(30)
Prepaid expenses and other current assets	(305)	(197)
Income tax receivable	(1,993)	(71)
Other assets	4	3
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	391	(2,113)
Net Cash Provided by Operating Activities	11,637	12,025
Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(193)	(680)
Purchases of marketable securities	(2,540)	(111)
Proceeds from sales of marketable securities	8,407	—
Purchases of other investments	—	(46)
Redemption of other investments	—	16,293
Net Cash Provided by Investing Activities	5,674	15,456
Cash Flows from Financing Activates
Proceeds from stock option exercises	—	54
Dividends paid	(4,992)	—
Repurchase of common stock	—	(7,280)
Net Cash Used in Financing Activities	(4,992)	(7,226)

Net increase in Cash and Cash Equivalents	12,319	20,255
Cash and Cash Equivalents - Beginning	83,081	65,341
Cash and Cash Equivalents - Ending	$95,400	$85,596
Supplemental Cash Flow Information
Interest paid	$—	$8
Income taxes paid	$3,104	$2,620
Non-Cash Investing and Financing Transactions
Dividends declared and not paid	$4,992	$4,610

NAPCO SECURITY TECHNOLOGIES, INC.

NON-GAAP MEASURES OF PERFORMANCE* (unaudited)

(in thousands, except share and per share data)

	Three months ended September 30,
	2025	2024
Net income (GAAP)	$12,165	$11,185
Less:
Interest Income, net	854	1,144

Add:
Provision for Income Taxes	2,470	1,815
Depreciation and Amortization	570	549
EBITDA (earnings before interest, taxes, depreciation and amortization)	14,351	12,405

Adjustments for non-GAAP measures of performance:
Add: Stock based Compensation	309	371
Add: Nonrecurring Legal Expenses, net of insurance reimbursement (1)	282	(441)
Adjusted EBITDA	$14,942	$12,335

Denominator:
Basic Weighted Average Shares Outstanding	35,658,000	36,865,000
Effect of Dilutive Securities	207,000	315,000
Dilutes Weighted Average Shares Outstanding (Denominator)	35,865,000	37,180,000
Net Income per Diluted Shares Outstanding	$0.34	$0.30
Adjusted EBITDA* per Diluted Shares Outstanding	$0.42	$0.33

1. Nonrecurring Legal Expenses are legal fees that are determined not to be of a normal recuring nature and expenses necessary to operate the business.

Contacts:

Francis J. Okoniewski

Vice President of Investor Relations

NAPCO Security Technologies, Inc.

Office 800-645-9445 x 374

Mobile 516-404-3597

fokoniewski@napcosecurity.com